POWER OF ATTORNEY

The undersigned trustees of AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS) and AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS), each a Delaware statutory trust (each, a “Registrant” and together, the “Registrants”), hereby appoint SHERI MORRIS and MELANIE RINGOLD (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrants to comply with or register any security issued by the Registrants under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrants’ Registration Statement on Form N-14 with respect to the proposed reorganizations listed on Exhibit A, attached hereto, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 16th day of March, 2023.

/s/ Beth Ann Brown	/s/ Anthony J. LaCava, Jr.
Beth Ann Brown	Anthony J. LaCava, Jr.

/s/ Prema Mathai-Davis	/s/ Joel W. Motley
Prema Mathai-Davis	Joel W. Motley

/s/ Martin L. Flanagan	/s/ Teresa M. Ressel
Martin L. Flanagan	Teresa M. Ressel

/s/ Cynthia Hostetler	/s/ Robert C. Troccoli
Cynthia Hostetler	Robert C. Troccoli

/s/ Eli Jones	/s/ Daniel S. Vandivort
Eli Jones	Daniel S. Vandivort

/s/ Elizabeth Krentzman
Elizabeth Krentzman

Exhibit A

Target Fund Name	Acquiring Fund Name
AIM International Mutual Funds (Invesco International Mutual Funds)	AIM International Mutual Funds (Invesco International Mutual Funds)
Invesco International Equity Fund	Invesco EQV International Equity Fund
AIM Investment Funds (Invesco Investment Funds)	AIM Investment Funds (Invesco Investment Funds)
Invesco Emerging Markets Innovators Fund	Invesco Developing Markets Fund